NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. 1                                                                $[       ]

                           PREMIER LASER SYSTEMS, INC.
                        6% SECURED CONVERTIBLE DEBENTURE
                              DUE JANUARY 21, 2003

         THIS DEBENTURE is one of a series of duly authorized and issued debentures of Premier Laser Systems, Inc., a California corporation, having a principal place of business at 3 Morgan, Irvine, California 92618 (the "COMPANY"), designated as its 6% Secured Convertible Debentures, due January 21, 2003, in the aggregate principal amount of $2,000,000 (the "DEBENTURES").

         FOR VALUE RECEIVED, the Company promises to pay to [ ], or its registered assigns (the "HOLDER"), the principal sum of [ ] ($[ ]), on January 21, 2003 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "MATURITY DATE") and to pay interest to the Holder on such principal sum at the rate of 6% per annum, payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such Debentures are outstanding (each an "INTEREST PAYMENT DATE") and on each Conversion Date (as defined herein) for such principal amount, commencing on the earlier to occur of a Conversion Date for such principal amount and March 31, 2000, in cash or shares of Common Stock (as defined in Section 7). Subject to the terms and conditions herein, the decision whether to pay interest hereunder in Common Stock or cash shall be at the discretion of the Company. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section
7) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Any interest not paid on any Interest Payment Date shall continue to accrue and shall be due and payable upon conversion of the Debentures. Interest hereunder will be paid to the Person (as defined in Section 7) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "DEBENTURE REGISTER"). All overdue accrued and unpaid interest shall entail a late fee at the rate of 15% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash. Not less than ten (10) Trading Days (as defined in Section 7) prior to an Interest Payment Date, the Company shall provide the Holder notice of its intention to pay interest in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such notice shall be deemed an election by the Company to pay the applicable interest in shares of Common Stock if permitted pursuant to the terms hereof. If interest is paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such interest shall equal the cash amount of such interest on such Interest Payment Date or Conversion Date (as applicable) divided by the Conversion Price (as defined below) on such date. Notwithstanding anything to contrary set forth herein, for purposes of determining the number of shares of Common Stock that are issuable as payment of interest hereunder, the Conversion Price shall not be subject to any Floor to which the Conversion Price would otherwise be subject.

         Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if:

                  (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock;

                  (ii) after the Interest Effectiveness Date (as defined in
         Section 7) such shares (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement (as defined in
         Section 7) and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 7), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the Company is permitted and elects to pay interest in shares of Common Stock under this clause (ii) prior to the Interest Effectiveness Date and thereafter an Underlying Shares Registration Statement shall be declared effective by the Commission (as defined in Section 7), the Company shall, within three (3) Trading Days after the date of such declaration of effectiveness, exchange such shares for shares of Common Stock that are free of restrictive legends of any kind);

                  (iii) such shares are not listed or quoted on the Nasdaq National Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq SmallCap Market (each, a "SUBSEQUENT MARKET");

                  (iv) the Company has failed to timely satisfy its conversion obligations hereunder;

         or

                  (v) the issuance of such shares would result in a violation of Section 4(a)(ii)(A).

         This Debenture is subject to the following additional provisions:

                  SECTION 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

                  SECTION 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 7) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 7) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  SECTION 3. EVENTS OF DEFAULT.

                  (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination except in accordance with a subordination agreement executed by the Holder, as and when the same shall become due and payable (whether on the applicable Interest Payment Date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

                  (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of, any Debenture, the Purchase Agreement, the Registration Rights Agreement (as defined in Section 7) or either of the Security Agreements (as defined in Section 7), and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

                  (iii) the Company or any of its subsidiaries (for purposes of this subsection (iii), "subsidiary" shall mean a subsidiary of the Company representing 5% or more of the consolidated revenues of the Company and its consolidated subsidiaries for the last fiscal year of the Company prior to any of the events contemplated in this paragraph) shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                  (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (v) the Common Stock shall be either delisted from the NASDAQ or suspended from trading on the NASDAQ without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted for five (5) consecutive Trading Days or eight (8) Trading Days in the aggregate (which need not be consecutive days);

                  (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 7), shall agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares (as defined in Section 7));

                  (vii) an Underlying Shares Registration Statement shall not have been declared effective by the Commission on or prior to the 30th day after the Effectiveness Date (as defined in the Registration Rights Agreement);

                  (viii) if, during the Effectiveness Period, the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities under the Underlying Shares Registration Statement, in either case, for more than five (5) consecutive Trading Days or an aggregate of eight
         (8) Trading Days (which need not be consecutive days);

                  (ix) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as defined below) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date, which shall be covered by Section 3(a)(vii));

                  (x) the Company shall fail for any reason to deliver certificates to a Holder prior to the twelfth (12th) day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof;

                  (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In within seven (7) days after notice is deemed delivered hereunder;

                  (xii) the Company shall issue in excess of an aggregate of 25,000 shares of Common Stock or shall issue Common Stock Equivalents (as defined herein) entitling the holders thereof to acquire in excess of an aggregate of 25,000 shares of Common Stock in connection with or to any present or future lender or creditor of the Company or any affiliate subsidiary thereof, provided, however, that notwithstanding the foregoing the Company shall (without causing an Event of Default) be permitted to exchange up to $3,500,000 of trade payables for debentures convertible into shares of Common Stock;

                  (xiii) except for (a) the issuance of up to 2,250,000 shares of Common Stock in settlement of the litigation described in Schedule 2.1(g) to the Purchase Agreement (less any shares issued from May 17, 1999 to the date of this Debenture) and (b) the payment of up to an aggregate of $250,000 in cash, the Company shall agree to pay or settle any litigation or action for an amount in stock or cash that exceeds the insurance coverage for such litigation or action;

                  (xiv) the Company shall, without the consent of the Holders, restructure any material portion of its present or future debt obligations or payables (for purposes of this subsection, it is agreed that solely extending the time for repayment of debt in any such extensions whereby the aggregate annual rate of interest applicable to such debt (inclusive of the consideration, if any, for such extension), does not exceed the prime rate of interest then in effect as announced by The Chase Manhattan Bank, N.A. plus 3% shall not constitute a restructuring of debt); or

                  (xv) any of the Common Stock contemplated by clause (xiii) of this Section 3 shall be registered under the Securities Act or have registration rights (other than under Rule 144 promulgated under the Securities Act).

                  (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 7) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder or as payment of interest hereunder, in either case, within thirty (30) days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Per Share Market Value (as defined in Section 7) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of 15% per annum. All Debentures and Underlying Shares for which the full repayment price hereunder shall have been paid in accordance herewith shall promptly, and in any event within two (2) Business Days, be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  SECTION 4. CONVERSION.

                  (a) (i) CONVERSION AT OPTION OF HOLDER. This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after March 17, 2000 (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, plus all accrued but unpaid interest thereon (to the extent not previously paid in cash), by the Conversion Price. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as EXHIBIT A (a "CONVERSION NOTICE") to the Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

                           (ii) CERTAIN CONVERSION RESTRICTIONS

                           (A)(1) A Holder may not convert Debentures or receive
shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 5) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in
Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                           (2) A Holder may not convert Debentures or receive
shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                  (B) If the Common Stock is then listed for trading on the NASDAQ or the Nasdaq SmallCap Market and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of 3,562,489 shares of Common Stock upon conversions of Debentures or as payment of interest thereon in shares of Common Stock (such number of shares, the "ISSUABLE MAXIMUM"). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the closing of transactions set forth in the Purchase Agreement. If on any Conversion Date (A) the Common Stock is listed for trading on the NASDAQ or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures and as payment of interest thereon in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of Debentures and as payment of interest thereon, would exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "EXCESS PRINCIPAL"), the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after such request, or (2) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount for the Excess Principal. If the converting Holder shall have elected the first option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the 75th day after such request, then, within three days of such 75th day, the Company shall pay to the converting Holder a cash amount equal to the Mandatory Prepayment Amount for the Excess Principal. If the Company fails to pay the Mandatory Prepayment Amount in full pursuant to this Section, the Company will pay interest thereon at a rate of 15% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. In the event there is more than one holder of Debentures, the Issuable Maximum to which each Debenture holder will be entitled shall be determined pro rata by reference to the percentage of the principal amount of the Debenture at issue and $2,000,000, provided that if one or more Debentures shall have been redeemed or converted without having been issued its pro rata allocated portion of the Issuable Maximum such unissued shares shall be allocated pro rata to the remaining Debenture Holders.

                  (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to the limitations set forth in Section 4(a)(ii) hereof), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted, (iii) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash), and (iv) if the Company has elected and is permitted hereunder to pay accrued interest in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such shares of Common Stock; PROVIDED, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                           (ii) If the Company fails to deliver to the Holder
such certificate or certificates pursuant to Section 4(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                           (iii) In addition to any other rights available to
the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall
(A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

                           (c) (i) The conversion price (the "CONVERSION PRICE")
in effect on any Conversion Date shall be the lesser of (1) the lesser of (I) $1.80 and (II) the lowest exercise price of the Class B Warrants (as defined in Section 7) from and after the Closing Date under the Purchase Agreement (if the amount under this clause (II) shall have been decreased due to a decrease in the exercise price of the Class B Warrants and thereafter such exercise price shall be increased, the amount due under this clause (II) shall not be readjusted upwards and shall remain the lower amount) (the lower such amount, the "INITIAL

CONVERSION PRICE") and (2) 85% of the average of the three (3) lowest Per Share Market Values during the twenty (20) Trading Days immediately preceding the applicable Conversion Date (which Trading Days may include Trading Days prior to the Original Issue Date), PROVIDED, that such twenty (20) Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Shares Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares. Notwithstanding the foregoing, the Conversion Price shall not be less than 90% of the Floor (as defined in Section 7) for so long as the Floor remains in effect in accordance with Section 6; PROVIDED, that the Floor shall be subject to reduction due to operation of this Section 4(c). If (a) an Underlying Shares Registration Statement is not filed on or prior to the Filing Date (as defined under the Registration Rights Agreement) (if the Company files such Underlying Shares Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act, within five
(5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed," or not subject to further review, or (c) the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, or (d) such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period (as defined in the Registration Rights Agreement), without being succeeded within ten (10) days by an amendment to such Underlying Shares Registration Statement or by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) the Common Stock shall be delisted or suspended from trading on the NASDAQ or on any Subsequent Market for more than three (3) Business Days (which need not be consecutive days), (f) the conversion rights of the Holders are suspended for any reason (which shall not be triggered due to the operation of the restrictions set forth in Section 4(a)(ii) hereof), or (g) an amendment to the Underlying Shares Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Shares Registration Statement to be declared effective (any such failure or breach being referred to as an "EVENT," and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 10 day-period is exceeded, or for purposes of clause (e) the date on which such three (3) Business Day-period is exceeded, being referred to as "EVENT DATE"), then, on the Event Date and on each monthly anniversary thereof until such time as the applicable Event is cured, the Company shall pay to the Holder 2.5% of the aggregate principal amount of the Debentures then outstanding in cash, as liquidated damages and not as penalty. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

                           (ii) If the Company, at any time while any Debentures
are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Company, at any time while any
Debentures are outstanding, shall issue rights, options or warrants (other than the rights, options and warrants outstanding prior to the Original Issue Date and specified in Schedule 2.1(c) to the Purchase Agreement but not any modifications thereof) to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (plus the amounts payable on exercise of the corresponding options, warrants or rights) would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                           (iv) If the Company or any subsidiary thereof, as
applicable with respect to Common Stock Equivalents (as defined below), at any time while Debentures are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt (other than the rights, options and warrants outstanding prior to the Original Issue Date and specified in Schedule 2.1(c) to the Purchase Agreement but not any modifications thereof) that are convertible into or exchangeable for shares of Common Stock ("COMMON STOCK EQUIVALENTS") entitling any Person to acquire shares of Common Stock, in any case at a price per share less than the Conversion Price then in effect, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents (plus the amounts payable on exercise of the corresponding options, warrants or rights) would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, PROVIDED, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. No adjustment shall be made under this
Section 4(c)(iv) as a result of a lowering of the exercise price for the Class B Warrants or as a result of the issuance of up to 2,250,000 shares of Common Stock in connection with the litigation disclosed in Schedule 2.1(g) to the Purchase Agreement (but there will be an adjustment hereunder for any issuance in excess of such number of shares). However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Conversion Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised.

                           (v) If the Company, at any time while Debentures are
outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Debentures dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "APPRAISER") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and PROVIDED, FURTHER, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (vi) In case of any reclassification of the Common
Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                           (vii) All calculations under this Section 4 shall be
made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (viii) Whenever the Initial Conversion Price is
adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (ix) If (A) the Company shall declare a dividend (or
any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           (x) In case of any (1) merger or consolidation of the
Company with or into another Person that would constitute a Change of Control Transaction, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then a Holder shall have the right to (A) if permitted under Section 3(b) hereof, exercise its rights of prepayment under
Section 3(b) with respect to such event, (B) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, (C) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures in a principal amount equal to the aggregate principal amount of Debentures then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein and the agreements pursuant to which the Debentures were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation, or (D) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange its aggregate principal amount of Debentures for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and such Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted (taking into account all then accrued and unpaid interest) immediately prior to such tender or exchange would have been entitled as would have been issued. In the case of clause (C), the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as to continue to give the Holders of Debentures the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

                  (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 3 Morgan, Irvine, California 92618 (facsimile number (949) 859-5241), attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy to Rutan & Tucker, LLP, 611 Anton Boulevard, Costa Mesa, CA 92626 (facsimile number (714) 546-9035), attention Thomas G. Brockington, Esq. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or
(v) upon actual receipt by the party to whom such notice is required to be given.

                  SECTION 5. OPTIONAL PREPAYMENT.

                  (a) The Company shall have the right, exercisable at any time and from time to time in accordance with the terms hereof, upon twenty (20) Trading Days prior written notice to the Holders of the Debentures to be prepaid and accompanied by any waiver required by holders of senior indebtedness of the Company for such prepayment (an "OPTIONAL PREPAYMENT NOTICE"), to prepay all or any portion of the outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered. The prepayment price applicable to prepayments under this Section 5(a) shall equal the Optional Prepayment Price (as defined in Section 7) and shall be paid in cash. Any such prepayment shall be free of any claim of subordination. The Company shall not be entitled to deliver an Optional Prepayment Notice to the Holders if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company's conversion obligations of the aggregate principal amount of Debentures then outstanding, or (ii) there is neither an effective Underlying Shares Registration Statement under which the Holders can resell all of the issued Underlying Shares and all of the Underlying Shares as are issuable upon conversion in full of the principal amount of Debentures subject to prepayment under the Optional Prepayment Notice (which Underlying Shares Registration

Statement must be effective through the applicable Optional Prepayment Date, as defined below) nor may all of such issued and issuable Underlying Shares be sold by the Holders subject to such prepayment without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or on a Subsequent Market. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of the twentieth (20th) Trading Day after receipt by the Holders of an Optional Prepayment Notice for such Debentures (the 20th Trading Day after receipt by the Holders of an Optional Prepayment Notice is referred to herein as the "OPTIONAL PREPAYMENT DATE").

                  (b) The Company shall have the right to prepay up to 20% of the then outstanding principal amount of Debentures in any two consecutive month period at an Optional Prepayment Price equal to the Profit Sharing Prepayment Price (as defined in Section 7), but only if the Per Share Market Value for each of the twenty (20) consecutive Trading Days preceding the date of the Optional Prepayment Notice for which such prepayment price is sought is equal to or greater than 135% of the Initial Conversion Price. The provisions of Sections 5(a) and (c) relating to the other conditions and provisions governing prepayments shall apply to a prepayment seeking the pricing set forth in this
Section 5(b). The Company may not deliver a notice under this Section if an Event of Default shall have occurred and not been cured to the satisfaction of the Purchasers.

                  (c) If any portion of the Optional Prepayment Price shall not be paid by the Company by the second (2nd) Business Day following the Optional Prepayment Date, the Optional Prepayment Price shall be increased by 15% per annum (to accrue daily) until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Optional Prepayment Price remains unpaid through the expiration of the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of Debentures for which the Optional Prepayment Price, plus accrued liquidated damages thereof, has not been paid in full (the "UNPAID PREPAYMENT PRINCIPAL AMOUNT"), in which event the applicable Per Share Market Value shall be the lower of the Per Share Market Value calculated on the Optional Prepayment Date and the Per Share Market Value as of the Holder's written demand for conversion, or (y) invalidate AB INITIO such optional redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Company shall within three (3) Trading Days after such election is deemed delivered hereunder to the Holder deliver the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (y) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of notice of such election, return to the Holder new Debentures for the full Unpaid Prepayment Principal Amount. If, upon an election under option (x) above, the Company fails to deliver the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $2,500 per day until the Company delivers such Common Stock to the Holder.

                  SECTION 6. MANDATORY PREPAYMENT/ELIMINATION OF FLOOR.

                  (a) If the Conversion Price for ten (10) or more days (which need not be consecutive days) shall be equal to or below $1.15, the Holder may, at any time thereafter, deliver a notice to the Company (the "HOLDER NOTICE") requiring the Company to act in accordance with the immediately following sentence. Within three (3) Business Days after delivery of the Holder Notice under this Section 6(a), the Company shall notify the Holder of its election to either (i) prepay the entire outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered, together with interest and other amounts owed in respect thereof, at a price equal to the Mandatory Prepayment Price, no later than ten (10) Business Days from such election, or (ii) discontinue and remove permanently the Floor. The Company shall honor Conversion Notices delivered prior to the expiration of the three (3) Business Day period contemplated by this Section 6(a), provided, that such conversions shall be subject to the Floor. A failure of the Company to timely elect under this Section 6(a) shall be deemed an election to discontinue permanently the Floor.

                  (b) If the Conversion Price for ten (10) consecutive Trading Days shall be equal to or less than $1.00, then the Holder may deliver a Holder Notice, requiring the Company to act in accordance with the immediately following sentence. Within three (3) Business Days after delivery of the Holder Notice under this Section 6(b), the Company shall notify the Holder of its election to either (i) prepay the entire outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered, together with interest and other amounts owed in respect thereof, at a price equal to the Mandatory Prepayment Price, no later than ten (10) Business Days from such election, or (ii) discontinue and remove permanently the Floor. The Company shall honor Conversion Notices delivered prior to the expiration of the three (3) Business Day period contemplated by this Section 6(b), provided, that such conversions shall be subject to the Floor. A failure of the Company to timely elect under this
Section 6(b) shall be deemed an election to discontinue permanently the Floor.

                  SECTION 7. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other government action to close.

                  "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 60% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "CLASS B WARRANTS" means the Company's Class B Warrants, entitling the holders thereof to purchase 7,592,460 shares of Common Stock.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Class A Common Stock, no par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FLOOR" means the lower of (i) $1.15, and (ii) 80% of the lowest exercise price of the Class B Warrants from and after the Closing Date under the Purchase Agreement (if the amount under this subsection (ii) shall have been decreased due to a decrease in the exercise price of the Class B Warrants and thereafter such exercise price shall be increased, the amount due under this subsection (ii) shall not be readjusted upwards and shall remain the lower amount). However, if the Company shall issue the shares of Common Stock permitted by clause (a) of Section 3(a)(xiii) and the issuance or resale of any such shares shall be registered prior to the date that is 64 Trading Days after the date that an Underlying Shares Registration Statement is first declared effective by the Commission (provided, that such 64 Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Shares Registration Statement is not effective, or
(C) after the date declared effective by the Commission, the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares), then the then applicable Floor shall be reduced by 10%.

                  "INTEREST EFFECTIVENESS DATE" means the earlier to occur of
(x) the Effectiveness Date and (y) the date that an Underlying Shares Registration Statement is declared effective by the Commission.

                  "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of (i) the greater of (A) 115% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory

Prepayment Amount is paid in full, whichever is less, multiplied by the Per Share Market Value on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "OPTIONAL PREPAYMENT PRICE" shall equal (A) the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is less, multiplied by the Per Share Market Value on (x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, expenses, costs and liquidated damages due in respect of such Debentures, or (B) when applicable under Section 5(b), the Profit Sharing Prepayment Price.

                  "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "PER SHARE MARKET VALUE" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

                  "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "PROFIT SHARING PREPAYMENT PRICE" shall equal 115% of the principal amount of Debentures to be prepaid in accordance with Section 5(b), plus all accrued and unpaid interest thereon and all other amounts, expenses, costs and liquidated damages due in respect of such Debentures.

                  "PURCHASE AGREEMENT" means the Secured Convertible Debenture Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

                  "QUALIFIED FACILITY" means a credit facility or factoring arrangement with a nationally or regionally recognized institutional lender, whereby such lender has made available to the Company a minimum of $500,000 in a financing without conditions or restrictions (including with respect to borrowing base requirements) as to the availability of funds whereby such lender has required the Company to grant a first priority security interest in the collateral secured by the security interests granted pursuant to the Security Agreements.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENTS" means collectively (i) the Security Agreement, dated as of May 17, 1999 between the Company and the original Holders of Debentures, as amended modified or supplemented from time to time in accordance with its terms, and (ii) the Intellectual Property Security Agreement dated as of May 17, 1999 between the Company and the original Holders of Debentures, amended modified or supplemented from time to time in accordance with its terms.

                  "TRADING DAY" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed on the NASDAQ or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

                  "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

                  SECTION 8. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof. Except for debt issued under a Qualified Facility, the Company shall not issue any debt or other instrument which shall be PARI PASSU with or senior to the Debentures in right of payment, whether with respect to interest or upon liquidation, dissolution or otherwise.

                  SECTION 9. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                  SECTION 10. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                  SECTION 11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holders hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  SECTION 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  SECTION 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

                  SECTION 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  SECTION 15. The payment obligations under this Debenture and the obligations of the Company to the Holder arising upon the conversion of all or any of the Debentures in accordance with the provisions hereof are secured pursuant to the Security Agreements.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                           PREMIER LASER SYSTEMS, INC.




                                           By:________________________________
                                              Name:
                                              Title:

Attest:



By:___________________________
   Name:
   Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of Class A Common Stock, no par value per share (the "Common Stock"), of Premier Laser Systems, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:    ____________________________________________________
                            Date to Effect Conversion

                            ____________________________________________________
                            Principal Amount of Debentures to be Converted

                            ____________________________________________________
                            Number of shares of Common Stock to be Issued

                            ____________________________________________________
                            Applicable Conversion Price

                            ____________________________________________________
                            Signature

                            ____________________________________________________
                            Name

                            ____________________________________________________
                            Address